QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
VITAL IMAGES, INC.
at
$18.75 Net Per Share
by
MAGENTA CORPORATION
a wholly-owned subsidiary
of
TOSHIBA MEDICAL SYSTEMS CORPORATION
a wholly-owned subsidiary
of
TOSHIBA CORPORATION

        This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the "Depositary") prior to the expiration of the Offer (or, in the case of a subsequent offering period, if one is provided, the expiration of the subsequent offering period) or if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer (or, in the case of a subsequent offering period, if one is provided, the expiration of the subsequent offering period). This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 "Procedure for Tendering Shares" of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail BNY Mellon Shareowner Services Attn: Corporate Actions Department Post Office Box 3301 South Hackensack, NJ 07606	By Facsimile Transmission: For Eligible Institutions Only: (201) 680-4626 For Confirmation Only Telephone: (201) 680-4860	By Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Department 480 Washington Blvd—Mail Drop-Reorg Jersey City, NJ 07310

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

 THE GUARANTEE ON THE LAST PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Magenta Corporation ("Purchaser"), a Minnesota corporation and a wholly-owned subsidiary of Toshiba Medical Systems Corporation ("TMSC"), a company formed under the laws of Japan and a wholly owned subsidiary of Toshiba Corporation ("Toshiba"), a company formed under the laws of Japan, upon the terms and subject to the conditions set forth in the offer to purchase dated May 11, 2011 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and the related letter of transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal", and together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Vital Images, Inc. ("Vital Images"), a Minnesota corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 "Procedure for Tendering Shares" of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares
Certificate Nos. (if available)
Address(es)
Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
(Area Code) Telephone No.	Account Number

X	Dated:	, 2011
X	Dated:	, 2011

Signatures(s) of Record Holder(s)

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) with any required signature guarantee, or an Agent's Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three NASDAQ Stock Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Names of Firm	Authorized Signature
Address(es)	Name (Please Print)
Zip Code	Title
(Area Code) Telephone No.	Dated: , 2011

NOTE:    DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

  Exhibit (a)(1)(C)
The Depositary for the Offer is
THE GUARANTEE ON THE LAST PAGE MUST BE COMPLETED.
GUARANTEE (Not to be used for signature guarantee)